Exhibit 4.1

COMMON STOCK

NUMBER

0X33227

INCORPORATED UNDER THE LAWS OF THE STATE OF OHIO

SEE LEGEND ON REVERSE SIDE

COMMON STOCK

SHARES

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NEW YORK

CUSIP 513847 10 3

SEE REVERSE SIDE FOR CERTAIN DEFINITIONS

LANCASTER COLONY CORPORATION

THIS IS TO CERTIFY THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, WITHOUT PAR VALUE, OF

LANCASTER COLONY CORPORATION,

transferable in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate and the shares represented hereby are subject to all the terms, conditions, and limitations of the Certificate of Incorporation and all amendments thereto. This Certificate is not valid unless countersigned by a Transfer Agent and registered by a Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

LANCASTER COLONY CORPORATION CORPORATE SEAL OHIO

TREASURER

CHAIRMAN & CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(NEW YORK, N.Y.)
TRANSFER AGENT AND REGISTRAR

AUTHORIZED SIGNATURE

THOMAS GREG & SONS

Lancaster Colony Corporation

Lancaster Colony Corporation (the "Company") will furnish without charge to each shareholder who so requests the designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights. Requests may be directed to the Secretary of the Company.

[redacted]

Transfer of the shares represented by this Certificate is subject to the provisions of Article TENTH of the Company's Articles of Incorporation as the same may be in effect from time to time. Upon written request delivered to the Secretary of the Company at its principal place of business, the Company will mail to the holder of the Certificate a copy of such provisions without charge within five (5) days after receipt of written request therefor. By accepting this Certificate the holder hereof acknowledges that it is accepting same subject to the provisions of said Article TENTH as the same may be in effect from time to time and covenants with the Company and each shareholder thereof from time to time to comply with the provisions of said Article TENTH as the same may be in effect from time to time.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — ______ Custodian ______
(Cust) (Minor)
under Uniform Gifts to Minors
Act ______
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ______ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

______

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

______

______

______ *shares*

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

______ *Attorney*

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated, ______

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

______

______